                                     Exhibit 99.1

NEWS RELEASE

CONTACT:
Thor Erickson – Investor Relations +1 (678) 260-3110
Fred Roselli – Media Relations +1 (678) 260-3421

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC. TO
INCREASE QUARTERLY DIVIDEND

    Atlanta, April 26, 2011 – The Coca-Cola Enterprises (NYSE: CCE) Board of Directors today authorized an increase in the company’s regular quarterly dividend to 13 cents per common share, beginning in the second quarter, 2011.  The dividend is payable June 23, 2011 to shareowners of record on June 10, 2011.

    “This accelerates an increase planned for later this year and is a demonstration of our ongoing commitment to increase returns to our shareowners,” said John F. Brock, chairman and chief executive officer.

    Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. For more information about our company, please visit our website at www.cokecce.com.

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